UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 6, 2019

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices) (Zip Code)

(510) 906-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 7, 2019,  Pulse Biosciences, Inc. (the “Company”) announced its financial results for the three- and nine-month periods ended September 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information, as well as Exhibit 99.1, is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

b), (c) and (e)

On November 7, 2019, the Company announced the appointment of Sandra Gardiner as Chief Financial Officer, Executive Vice President of Finance and Administration, Secretary and Treasurer of the Company, effective November 18, 2019 (the “Start Date”). Ms. Gardiner will also serve as the Company’s principal financial officer and accounting officer. A copy of the press release announcing Ms. Gardiner’s appointment is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Ms. Gardiner succeeds Brian B. Dow, who served as the Company’s Chief Financial Officer and principal financial and accounting officer from November 2015 until Ms. Gardiner’s appointment on the Start Date. Mr. Dow will continue with the Company in an advisory capacity to facilitate the transition through December 31, 2019 (the “Separation Date”). Mr. Dow’s departure is not the result of any material disagreement with the Company regarding its operations, policies or practices. In connection with Mr. Dow’s departure, the Company and Mr. Dow have entered into a Transition Agreement and Limited Release and will enter into a Separation Agreement and Release (together, the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, as consideration for non-disparagement obligations to the Company and a release of claims related to Mr. Dow’s employment with the Company, Mr. Dow will be entitled to, among other things: (i) payment of salary through the Separation Date; (ii) severance payments of twelve semi-monthly equal installments, which amount represents the sum of six months of Mr. Dow’s annual base salary; (iii) an additional severance payment of $100,800 as called for in Mr. Dow’s employment agreement; (iv) acceleration of vesting of the unvested portion of each equity award that would normally vest over twelve months from the Separation Date; and (v) continuation of health insurance benefits (COBRA). The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2019.

Prior to joining the Company, Ms. Gardiner, age 54, served as Executive Vice President and Chief Financial Officer of Cutera, Inc., a global provider of laser, light, and other energy-based aesthetic systems, from July 2017 to November 2019. Previously, Ms. Gardiner served as Vice President, Finance and Chief Financial Officer of Tria Beauty, Inc., a medical device manufacturer of laser based aesthetic devices, from April 2015 until it was acquired in April 2017. Ms. Gardiner has also been Chief Financial Officer of Aptus Endosystems, Inc., Ventus Medical, Inc., Vermillion, Inc. and Lipid Sciences, Inc. Earlier in her career, Ms. Gardiner served in roles of increasing responsibility at Cardima, Inc., Comac, Inc. and Advanced Cardiovascular Systems, Inc. Ms. Gardiner holds a Bachelor of Arts degree in Management Economics from the University of California, Davis.

There are no arrangements or understandings between Ms. Gardiner and any other person pursuant to which she was appointed Chief Financial Officer. Ms. Gardiner does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. Gardiner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

The Company has entered into an Employment Agreement (the “Employment Agreement”) with Ms. Gardiner, pursuant to which it agreed to provide Ms. Gardiner with the following compensation in connection with her service as Chief Financial Officer: (i) an initial annual base salary of $400,000; (ii) a one-time signing bonus of $40,000, which shall be repayable if Ms. Gardiner resigns other than for Good Reason (as such term is defined in the Employment Agreement) or if Ms. Gardiner’s employment is terminated for Cause (as such term is defined in the Employment Agreement) before the 12-month anniversary of the Start Date; (iii) an annual target bonus of up to 40% of her base salary; and (iv) an option under the 2017 Inducement Equity Incentive Plan to acquire 207,684 shares of common stock of the Company (the “Option Shares”). Fifty percent of the Option Shares will vest 25% on the first anniversary of Ms. Gardiner’s Start Date and thereafter in equal amounts on annual basis over the three-year period starting with the first anniversary of the Start Date. The other fifty percent of the Option Shares will vest based on the achievement of performance objectives, with vesting targets set at no less than 25% vesting per year upon achievement of said objectives, established by the Compensation Committee of the Company’s Board of Directors.

Under the Employment Agreement, upon an Involuntary Termination (as such term is defined in the Employment Agreement), as consideration for non-disparagement obligations to the Company and Ms. Gardiner entering into a release in favor of the Company, Ms. Gardiner will receive: (i) continuing payments of her base salary for twelve months; (ii) a pro-rated target bonus for the year of termination; and (iii) reimbursement for health insurance premiums for twelve months from the date of termination. If such Involuntary Termination is not in connection with a Change of Control (as such term is defined in the Employment Agreement), Ms. Gardiner will receive acceleration of vesting of her outstanding equity awards that would normally vest over the following twelve months from the date of termination and if such Involuntary Termination is in connection with a Change of Control, the unvested portion of her outstanding equity awards will immediately vest prior to her termination.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is as attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, Ms. Gardiner will enter into the Company’s standard form of indemnification agreement for officers and directors, a copy of which was filed with the Securities and Exchange Commission on June 18, 2018 as Exhibit 10.1 to the Company’s Form 8-K12B.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Company and Sandra Gardiner, dated November 6, 2019.
99.1	Press release dated November 7, 2019, titled “Pulse Biosciences Quarterly Investor Conference Call” (furnished and not filed herewith solely pursuant to Item 2.02)
99.2	Press release dated November 7, 2019, titled “Pulse Biosciences Announces Transition of Chief Financial Officer”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Darrin R. Uecker
Darrin R. Uecker Chief Executive Officer, President & Director

Date: November 7, 2019